UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2007

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to our Credit Agreement

On May 1, 2007 the Company entered into a Second Amendment to Credit Agreement among JPMorgan Chase Bank, N.A., as administrative agent, and all of the participating banking institutions listed below (“Second Amendment”). The Second Amendment amends the Company’s multi-currency revolving credit agreement, dated August 5, 2005, which was previously amended by the First Amendment to Credit Agreement dated July 31, 2006 (collectively referred to as the “Credit Agreement”). The Company, from time to time, may borrow, repay and re-borrow up to $600 million under the Credit Agreement until April 30, 2012, at which time the Company’s ability to borrow under the Credit Agreement will terminate. The Credit Agreement was amended by the Second Amendment, to, among other things:

1)	increase the borrowing capacity under the Credit Agreement from $400 million to $600 million;

2)	extend the maturity date from July 31, 2011 to April 30, 2012;

3)	add Bank of China, New York Branch; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; BNP Paribas; and HSBC Bank USA National Association to the list of participating banks;

4)	remove Barclays Bank PLC from the list of participating banks; and

5)	change (a) the fixed interest spread percentages (based upon S&P and Moody’s ratings of the Company’s senior unsecured debt) when calculating the interest rate for a fixed rate loan, and (b) the facility fees; each as calculated in Section 1.01 of the Credit Agreement.

Below is an alphabetical listing of the participating banks along with their respective commitments under the Credit Agreement.

	Banking Institutions	Revolving Credit Commitment
1.	Arvest Bank	$20,000,000
2.	Bank of America, N.A.	$50,000,000
3.	Bank of China, New York Branch	$15,000,000
4.	BNP Paribas	$40,000,000
5.	HSBC Bank USA National Association	$40,000,000
6.	JPMorgan Chase Bank, N.A.	$70,000,000
7.	LaSalle Bank National Association	$25,000,000
8.	SunTrust Bank	$40,000,000
9.	The Bank of New York	$30,000,000
10.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$30,000,000
11.	Toronto Dominion (Texas) LLC	$40,000,000
12.	UMB Bank N.A.	$30,000,000
13.	U.S. Bank National Association	$50,000,000
14.	Wachovia Bank, National Association	$70,000,000
15.	Wells Fargo Bank, National Association	$50,000,000

		$600,000,000

The Company may elect the type of borrowing under the Credit Agreement. The type of borrowing will determine the rate of interest to be paid on the outstanding principal balance, as follows:

(i)

ABR Borrowing. Under an ABR loan, the Company will pay interest at the Alternate Base Rate (the greater of (a) the prime rate publicly announced by JPMorgan Chase Bank, N.A., or (b) the weighted average rate on overnight Federal funds transactions, plus  1/2 of 1%);

(ii)	Fixed Rate Borrowing. Under a Fixed Rate loan, the Company will pay interest at (a) the rate published in the Moneyline Telerate (for the available currency and interest period chosen for the loan by the Company) equal to the rate published for deposits denominated in the currency with a maturity comparable to such interest period, plus (b) a fixed spread percentage (based upon the S&P and Moody’s ratings of the Company’s senior unsecured debt);

(iii)	Dollar Swingline Loan. Under a Dollar Swingline loan (which can only be made initially by JPMorgan Chase Bank, N.A. for short-term administrative convenience), the Company will pay interest at a rate equal to the weighted average rate on overnight Federal funds transactions, plus 3/4 of 1%);

(iv)	Competitive Loan. Under a Competitive Loan, the Company will pay interest at a rate equal to a competitive variable or set rate accepted by the Company.

The Company is required to periodically pay accrued interest on any outstanding principal balance under the Credit Agreement at different time intervals based upon the elected interest rate and the elected interest period. The Company may borrow, repay and re-borrow under the Credit Agreement at any time prior to the maturity date. All of the outstanding principal under the Credit Agreement will be due upon the maturity date. The Company may also terminate or reduce the lending commitments under the Credit Agreement, in whole or in part, upon three business days notice.

The Credit Agreement is unsecured, but contains certain restrictive covenants, including, but not limited to, restrictions on funded debt and short-term debt of the Company, restrictions on the Company’s ability to mortgage and place liens on its property, a requirement that the Company’s total indebtedness to total capitalization must not exceed 60%, and in the case of secured debt, a requirement that the principal amount of secured debt will not exceed 15% of consolidated total assets. The Credit Agreement provides that if the Company breaches any representation or warranty, does not comply with any covenant, fails to pay principal and interest in a timely manner, or an Event of Default, as defined in the Credit Agreement, otherwise occurs, then the Credit Agreement will terminate and all outstanding indebtedness under the Credit Agreement shall accelerate. As of April 30, 2007, there was no outstanding indebtedness under our Credit Agreement.

The foregoing is only a summary of certain terms and conditions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement. The Credit Agreement is comprised of the Credit Agreement, dated August 5, 2005, the First Amendment to Credit Agreement, dated July 31, 2006 and the Second Amendment to Credit Agreement, dated May 1, 2007, all of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Increase in our Commercial Paper Program

The Credit Agreement acts as support for the marketability of the Company’s commercial paper program. On May 1, 2007, the Board of Directors of the Company increased the authorization under the commercial paper program from $400 million to $600 million. As of April 30, 2007, the Company had approximately $205 million of commercial paper outstanding.

We have used, and expect to use, the proceeds from the sale of our commercial paper notes (“Notes”) for ordinary working capital needs, to finance our acquisition program, to repurchase our common stock and for other general corporate purposes.

We issue the Notes pursuant to a Commercial Paper Agency Agreement previously entered into between us and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.) attached hereto and incorporated herein as Exhibit 10.4 (the “Agency Agreement”). The Agency Agreement includes, as Exhibits A and A-1, forms of the Master Notes under which the commercial paper is issued. It also includes Exhibit B, a letter of representations, signed by us, JPMorgan Chase Bank, N.A., as Issuing and Paying Agent, and The Depository Trust Company. The Agency Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions. It may be terminated upon written notice by either party.

The Notes are marketed and sold through various agreements with commercial paper dealers. The Notes are issued in $200,000 minimum principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings assigned at the time of issuance. The maturity of the Notes will vary but may not exceed 270 days. As of April 30, 2007, all of the Notes had a one day maturity. As of April 30, 2007, the Notes had a weighted average interest rate of approximately 5.30%.

The foregoing is only a summary of certain terms and conditions of the Agency Agreement and is qualified in its entirety by reference to that agreement which is attached hereto and incorporated herein by reference.

JPMorgan Chase Bank, N.A. and/or its affiliates has provided from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and our affiliates, for which we have paid, and intend to pay customary fees, and, in some cases, out-of-pocket expenses.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be reoffered or sold absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not intended to condition the market in the United States, or elsewhere, for the issuance of our securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On May 1, 2007 Standard & Poors Ratings Services (“S&P”) lowered its corporate credit and senior unsecured debt ratings for the Company from “A+” to “A”. S&P affirmed its “A-1” short-term and commercial paper ratings on the Company. Currently, Moody’s Investor Services, Inc. assigns an “A2” rating to the Company’s senior unsecured debt and a “P-1” rating to the Company’s commercial paper.

These credit ratings reflected the views of the rating agency only. An explanation of the significance of these ratings may be obtained from the rating agency. Such ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change. Each rating agency may have different criteria for evaluating company risk and, therefore, each rating should be evaluated independently of any other rating.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, National Association as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 9, 2005 as Exhibit 10.1 to the Company’s Current Report on Form 8-K is incorporated by reference. (SEC File No. 1-7845)

10.2	First Amendment to Credit Agreement, dated July 31, 2006, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein, filed August 3, 2006 as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference. (SEC File No. 1-7845)

10.3	Second Amendment to Credit Agreement, dated May 1, 2007, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein.

10.4	Commercial Paper Agency Agreement between JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.) and the Company, including the forms of Master Note, dated December 21, 1994, filed March 15, 2007 as Exhibit 10.1 to the Company’s Form 8-K is incorporated by reference. (SEC File No. 1-7845)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED
Date:	May 4, 2007
		By:	/S/ ERNEST C. JETT
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, National Association as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 9, 2005 as Exhibit 10.1 to the Company’s Current Report on Form 8-K is incorporated by reference. (SEC File No. 1-7845)

10.2	First Amendment to Credit Agreement, dated July 31, 2006, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein, filed August 3, 2006 as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference. (SEC File No. 1-7845)

10.3	Second Amendment to Credit Agreement, dated May 1, 2007, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein.

10.4	Commercial Paper Agency Agreement between JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.) and the Company, including the forms of Master Note, dated December 21, 1994, filed March 15, 2007 as Exhibit 10.1 to the Company’s Form 8-K is incorporated by reference. (SEC File No. 1-7845)